Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of

5.25% Senior Notes, Series A, due March 31, 2008 (the “Original Notes”)

Of

GREATER BAY BANCORP

Pursuant to the Prospectus dated             , 2003

(as the same may be amended or supplemented, the “Prospectus”)

The Exchange Offer will expire at             , Eastern time,

on             , 2003, unless extended (the “Expiration Date”).

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for Greater Bay’s 5.25% Original Notes (the “Original Notes”) are not immediately available, (ii) Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company (the “Exchange Agent”) on or prior to the Expiration Date (as defined above) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering Original Notes” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

The Exchange Agent For The Exchange Offer Is:

WILMINGTON TRUST COMPANY

By Overnight Courier or Hand: Wilmington Trust Company Corporate Trust Reorg Services 1100 North Market St. Wilmington, DE 19890-1615 Attention: Aubry Rosa, Corporate Trust Division	By Registered or Certified Mail: Wilmington Trust Company DC-1615 Reorg Services P.O. Box 8861 Wilmington, DE 19899-8861 Attention: Aubry Rosa, Corporate Trust Division	By Facsimile (For Eligible Institutions Only): Wilmington Trust Company (302) 636-4145 Confirm by Telephone: (302) 636-6472

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Greater Bay Bancorp, a California corporation (“Greater Bay”), upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Original Notes.”

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates of Original Notes or on a security position listing the owners of Original Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

PLEASE SIGN AND COMPLETE

Print Name(s) of Registered Holder(s):

Address:

Area Code and Telephone Number:

Signature of Registered Holder(s) or Authorized Signatory:

Print Name and Title of Authorized Signatory:

Total Principal Amount at Maturity of Original Notes Held by Registered Holder:

Total Principal Amount at Maturity of Original Notes Tendered:*

Certificate No(s). of Original Notes (if available):

If Original Notes will be tendered by book-entry transfer, provide DTC Account Number:

Dated:             , 2003

*	Must be in denominations of $1,000. However, if the Original Notes are represented by physical certificates, it must be in denominations of $100,000 in principal amount or any integral of $1,000 in excess of $100,000, provided that if any Original Notes represented by physical certificates are tendered for exchange in part, the untendered principal amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee.)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Agents Medallion Program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER(S) OF TRANSMITTAL AND THE ORIGINAL NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:	(Authorized Signature)

Address:	Name: (Please Print or Type)

(Zip Code)	Title:

Area Code and Telephone Number:	Dated:

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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